As filed with the Securities and Exchange Commission on January 11, 1999
                                                    Registration No. 333-
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                APARTMENT INVESTMENT AND MANAGEMENT COMPANY
           (Exact name of Registrant as specified in its charter)

             Maryland                               84-1259577
     (State of incorporation)           (I.R.S. employer identification no.)

                   1873 South Bellaire Street, 17th Floor
                           Denver, Colorado 80222
        (Address of principal executive offices, including zip code)

   1994 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries
   1996 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries

                     Insignia 1992 Stock Incentive Plan

                         (Full title of the plans)

                              Terry Considine
                     Chairman of the Board of Directors
                   1873 South Bellaire Street, 17th Floor
                           Denver, Colorado 80222
                               (303) 757-8101
(Name, address and telephone number, including area code, of agent for service)

                                 Copies to:
                  Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue
                       Los Angeles, California 90071
                        Attention: Michael V. Gisser

                      CALCULATION OF REGISTRATION FEE
===============================================================================================
Title of Securities    Amount to be    Proposed Maximum      Proposed Maximum      Amount of
to be Registered       Registered      Offering Price Per    Aggregate Offering    Registration
                                       Share (1)(2)          Price (2)             Fee (3)
===============================================================================================
Class A Common
Stock, par value
$.01 per share         391,948 (4)       $38.00              $14,894,024.00        $2,712.24(5)
===============================================================================================

(1)  Calculated pursuant to Rules 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the maximum conversion price pursuant to (a) the Agreement and Plan of
     Merger, dated December 23, 1997 between the Registrant and Ambassador Apartments, Inc. and (b) the Amended and Restated Agreement and Plan
     of Merger, dated as of May 26, 1998, among the Registrant, AIMCO Properties, L.P., Insignia Financial Group, Inc. and Insignia/ESG Holdings, Inc., which is higher than the market value of the securities over the 15 days prior to the date of this registration statement.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3)  The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: .0295% of $14,894,024.00, the Proposed Maximum Aggregate Offering Price of the shares of Class A Common Stock registered hereby.
(4) Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate number of additional shares of Class A Common Stock that may become issuable pursuant to the antidilution provisions of the Plans.
(5)  Pursuant to Rule 457(b), $1,681.50 of the registration fee is offset by the filing fee previously paid by the Registrant in connection with the filing of a registration statement on Form S-4, dated August 5,
     1998. Accordingly, a registration fee of $2,712.24 is being paid herewith.
===============================================================================



                                 PART I

          INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The document(s) containing the information specified in Part I of the Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the
"Securities Act").

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Apartment Investment and Management Company ("AIMCO"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

      (1) AIMCO's Annual Report on Form 10-K for the year ended December 31, 1997, as amended on Form 10-K/A filed on April 13, 1998;

      (2) AIMCO's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 (and Amendment No. 1 thereto filed June 24, 1998 and Amendment No. 2 thereto filed July 3, 1998), June 30, 1998 and September 30, 1998, and AIMCO's Current Reports on Form 8-K dated December 23, 1997 (and Amendment No. 1 thereto filed February 6, 1998 and Amendment No. 2 thereto filed May 22, 1998), January 31, 1998, March 17, 1998 (and Amendment No. 1 thereto filed April 3, 1998, Amendment No. 2 thereto filed June 22, 1998, Amendment No. 3 thereto filed July 2, 1998, Amendment No. 4 thereto filed August 6, 1998, Amendment No. 5 thereto filed September 4, 1998, and Amendment No. 6 thereto filed September 25, 1998), September 2, 1998, October 1, 1998, November 2, 1998 (and Amendment No. 1 thereto filed November 24, 1998, Amendment No. 2 thereto filed December 7, 1998, and Amendment No. 3 thereto filed December 14, 1998) and December 21, 1998; and

      (3) The description of the Class A Common Stock contained in AIMCO's Registration Statement on Form 8-A (File No. 1-13232) filed July 19, 1994, including any amendment or report filed for the purpose of updating such information.

      All documents subsequently filed by AIMCO pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      AIMCO's Charter limits the liability of AIMCO's directors and officers to AIMCO and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of AIMCO or its stockholders to obtain other relief, such as an injunction or recission.

      AIMCO's Charter and Bylaws require AIMCO to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or
(iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard or conduct required for indemnification to be permitted. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

      AIMCO has entered into agreements with certain of its officers, pursuant to which AIMCO has agreed to indemnify such officers to the fullest extent permitted by applicable law.

      The Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), as amended through and in effect on the date hereof (the "Operating Partnership Agreement"), also provides for indemnification of AIMCO, or any director or officer of AIMCO, in its capacity as the previous general partner of the Operating Partnership, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees), fines, settlements and other amounts incurred in connection with any actions relating to the operations of the Operating Partnership, as set forth in the Operating Partnership Agreement.

       Section 6.7 of the 1996 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries (as amended, the "1996 Plan"), and Section 6.7 of the 1994 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries (the "1994 Plan") specifically provide that, to the fullest extent permitted by law, each of the members of the Board of Directors of AIMCO (the "Board"), the Compensation Committee of the Board and each of the directors, officers and employees of AIMCO, any AIMCO subsidiary, the Operating Partnership and any subsidiary of the Operating Partnership shall be held harmless and indemnified by AIMCO for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorney's fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of the 1996 Plan or the 1994 Plan, as the case may be, so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

      The Insignia 1992 Stock Incentive Plan, as amended and supplemented from time to time, does not provide for indemnification for any director, officer or employee of AIMCO, any AIMCO subsidiary or the Operating Partnership or any subsidiary of the Operating Partnership.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8.     EXHIBITS.

      4.1 Specimen certificate for Class A Common Stock (incorporated by reference from AIMCO's registration statement on Form 8-A filed on July 19, 1994).
      5.1 Opinion of Piper & Marbury L.L.P. regarding the validity of the Securities offered hereby.
      5.2   Opinion of Ballard Spahr Andrews & Ingersoll, L.L.P.
            regarding the validity of the Securities offered hereby.
      23.1  Consent of Ernst & Young LLP, Dallas, Texas.
      23.2  Consent of Ernst & Young LLP, Chicago, Illinois.
      23.3  Consent of Ernst & Young LLP, Greenville, South Carolina.
      23.4  Consent of Ernst & Young LLP, Denver, Colorado.
      23.5  Consent of Ernst & Young LLP, Indianapolis, Indiana.
      23.6  Consent of Beers and Cutler PLLC.
      23.7 Consent of Piper & Marbury L.L.P. (included in its opinion filed as Exhibit 5.1).
      23.8  Consent of Ballard Spahr Andrews & Ingersoll, L.L.P.
            (included in its opinion filed as Exhibit 5.2).
      24.1 Power of Attorney (included on page II-6).

ITEM 9.     UNDERTAKINGS.

            a.    The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any prospectus required by
Section 10(a)(3) of the Securities Act; to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                               SIGNATURES

            Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this thirty-first day of December, 1998.


                                    APARTMENT INVESTMENT AND
                                    MANAGEMENT COMPANY


                                    By /s/ Peter K. Kompaniez
                                      ---------------------------------
                                    Name:  Peter K. Kompaniez
                                    Title: Vice Chairman, President and
                                           Director



                            POWER OF ATTORNEY

            KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry Considine and Peter
K. Kompaniez, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    SIGNATURE                        TITLE                          DATE
    ---------                        -----                          ----

 /s/ Terry Considine       Chairman of the Board and Chief
 ------------------------  Executive Officer
     Terry Considine       (Principal Executive Officer)     December 31, 1998

 /s/ Peter K. Kompaniez    Vice Chairman, President
-------------------------  and Director                      December 31, 1998
     Peter K. Kompaniez

 /s/ Richard S. Ellwood    Director                          December 31, 1998
------------------------
     Richard S. Ellwood

 /s/ J. Landis Martin      Director                          December 31, 1998
------------------------
     J. Landis Martin

 /s/ Thomas L. Rhodes      Director                          December 31, 1998
------------------------
     Thomas L. Rhodes

 /s/ John D. Smith         Director                          December 31, 1998
------------------------
     John D. Smith

 /s/ Troy D. Butts         Senior Vice President             December 31, 1998
-------------------------  and Chief Financial Officer
     Troy D. Butts         (Principal Financial Officer
                           and Principal Accounting
                           Officer)




                              EXHIBIT INDEX

Exhibit No. Description of Exhibit

      4.1 Specimen certificate for Class A Common Stock (incorporated by reference from AIMCO's registration statement on Form 8-A filed on July 19, 1994).
      5.1 Opinion of Piper & Marbury L.L.P. regarding the validity of the Securities offered hereby.
      5.2   Opinion of Ballard Spahr Andrews & Ingersoll, L.L.P.
            regarding the validity of the Securities offered hereby.
      23.1  Consent of Ernst & Young LLP, Dallas, Texas.
      23.2  Consent of Ernst & Young LLP, Chicago, Illinois.
      23.3  Consent of Ernst & Young LLP, Greenville, South Carolina.
      23.4  Consent of Ernst & Young LLP, Denver, Colorado.
      23.5  Consent of Ernst & Young LLP, Indianapolis, Indiana.
      23.6  Consent of Beers and Cutler PLLC.
      23.7 Consent of Piper & Marbury L.L.P. (included in its opinion filed as Exhibit 5.1).
      23.8 Consent of Ballard Spahr Andrews & Ingersoll, L.L.P. regarding the validity of the Securities offered hereby (included in its opinion filed as Exhibit 5.2).
      24.1 Power of Attorney (included on page II-6).